Exhibit 99.1

SearchMedia Hires Bernstein & Pinchuk as Independent Auditor

Shanghai, China, May 13, 2010 — SearchMedia Holdings Limited (“SearchMedia” or the “Company”) (NYSE Amex: IDI, IDI.WS), one of China’s leading nationwide multi-platform media companies, announced today that the Audit Committee of its Board of Directors approved the engagement of Bernstein & Pinchuk LLP, a independent member of the BDO Seidman LLP alliance as the Company’s independent registered public accounting firm effective May 12, 2010. Bernstein & Pinchuk replaces the Company’s former independent auditor, KPMG, which resigned on May 7, 2010. The resignation was not due to any dispute between KPMG and the Company. In addition, KPMG’s report on the consolidated financial statements of SearchMedia International Limited for the fiscal year ended December 31, 2008 did not contain an adverse opinion nor a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Speaking about the appointment, Mr. Paul Conway, CEO of SearchMedia, stated, “With a dedicated team on the ground in China able to work closely with our management team, we believe Bernstein & Pinchuk is a strong complement to our business, our size and the scope of our needs at this current time.”

Bernstein & Pinchuk, an independent member of the BDO Seidman LLP alliance, provides a full range of audit and assurance, tax and transaction advisory services for clients in a variety of industries throughout the world. With offices in New York, Beijing, Guangzhou, and Hangzhou, Bernstein & Pinchuk provides the expertise, cultural understanding and support needed to efficiently serve and advise clients.

At this time, the Company believes that it cannot complete the disclosure necessary for its 2009 Annual Report on Form 10-K by May 17, 2010. The Company intends to file its Annual Report on Form 10-K no later than July 21, 2010.

SearchMedia intends to release unaudited preliminary results for the 2010 first quarter by May 24, 2010.

About SearchMedia
SearchMedia is a leading nationwide multi-platform media company and one of the largest operators of integrated outdoor billboard and in-elevator advertising networks in China. SearchMedia currently operates a network of over 1,500 high-impact billboards with over 500,000 square feet of surface display area and one of China’s largest networks of in-elevator advertisement panels consisting of approximately 125,000 frames in 50 cities throughout China. Additionally, SearchMedia operates a network of large-format light boxes in concourses of eleven major subway lines in Shanghai. SearchMedia’s core outdoor billboard and in-elevator platforms are complemented by its subway advertising platform, which together enable it to provide a multi-platform, “one-stop shop” services for its local, national and international advertising clients.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts, including statements about SearchMedia’s beliefs and expectations, may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” “confident” and similar statements. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to: that failure to file our Annual Report or Quarterly Report for the 2010 first quarter on time or to publish adequate financial information for the 2010 first quarter may result in the delisting of our securities from quotation on the NYSE AMEX or a suspension in the trading of our common stock which would materially limit the liquidity or tradability of our common stock; our plan of compliance may not be accepted by NYSE AMEX; that the Company may be unable to complete its review in time to file its Annual Report on Form 10-K of Form 10-Q for the 2010 first quarter within the required time period; that even if we file our Annual Report for the year ended December 31, 2009 or Quarterly Report for the 2010 first quarter within the required time period, we may be in violation of other NYSE AMEX listing standards; and the risks that there are uncertainties and matters beyond the control of management, and other risks outlined in the Company’s filings with the U.S. Securities and Exchange Commission. SearchMedia cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. SearchMedia does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

For more information, please contact:
In the U.S.: Ashley M. Ammon: (646) 277-1227